UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 2, 2026

BuzzFeed, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39877	85-3022075
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

50 West 23rd Street
New York, New York 10010
(Address of registrant’s principal executive offices, and zip code)
(646) 397-2039
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	BZFD	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of approximately $46.00 per share	BZFDW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 2, 2026, BuzzFeed, Inc. (the “Company”) held its 2026 annual meeting of stockholders (the “2026 Annual Meeting”). The following is a brief description of each proposal voted upon at the 2026 Annual Meeting, and the final voting results for each proposal. For more information about these proposals, refer to the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 23, 2026, and the supplemental proxy materials filed with the SEC on May 27, 2026 in connection with the 2026 Annual Meeting.

Proposal 1: Election of Directors
Janet Rollé and Adam Rothstein were re-elected to the Company’s board of directors as Class II directors, to each serve a three-year term expiring at the 2029 annual meeting of stockholders and until such director’s successor is duly elected and qualified. The results of the election were as follows:

Name of Nominee	For	Withheld	Broker Non-Votes
Janet Rollé	73,277,359	990,015	17,049,410
Adam Rothstein	73,584,572	682,802	17,049,410

Proposal 2: Appointment of the Company’s Independent Registered Public Accounting Firm

The stockholders ratified the appointment of CBIZ CPAs P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. The results of the vote were as follows:

For	Against	Abstain
90,981,426	313,813	21,545

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	6/4/2026
BuzzFeed, Inc.

		By:	/s/ Matthew Omer
Name: Matthew Omer
Title: Chief Financial Officer